October 23, 2015

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Member Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of two member directors, each for a term beginning January 1, 2016. The directors elected are indicated below.

MASSACHUSETTS

Number of Members Voting in Election (Total Ballots Received):	156
Total Number of Eligible Votes (Potential)	4,456,362

VOTES RECEIVED
John C. Boucher	960,973
Director
South Shore Bank
S. Weymouth, MA 02190

Guy H. Boyer	257,293
President and Chief Executive Officer
Barre Savings Bank
Barre, MA 01005

*Stephen G. Crowe	1,501,323
Director
MountainOne Bank
North Adams, MA 01247

Thomas E. Driscoll	582,723
Vice President
Leader Bank, N.A.
Arlington, MA 02474

* Mr. Crowe was reelected to a four year term expiring December 31, 2019.

Members of the Federal Home Loan Bank of Boston
October 23, 2015

MAINE

Number of Members Voting in Election (Total Ballots Received):	45
Total Number of Eligible Votes (Potential)	617,187

VOTES RECEIVED
Dennis J. Lajoie	49,575
Chief Executive Officer
Community Concepts Finance Corporation
Lewiston, ME 04240

**John C. Witherspoon	461,069
President and Chief Executive Officer
Skowhegan Savings Bank
Skowhegan, ME 04976

* * * * *

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel and Corporate Secretary

** Mr. Witherspoon was elected to a four year term expiring December 31, 2019.